                                                         EXHIBIT 2.2


                             FIRST AMENDMENT TO THE
                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

         The First Amendment dated as of August 18, 2000 (this "First Amendment") by and among ImageWare Systems, Inc., a California corporation (the "Company"), ITC Acquisition Corporation, a Delaware corporation ("Newco"), and Imaging Technology Corporation, a Delaware corporation (the "Surviving Corporation"), to the Agreement of Merger and Plan of Reorganization dated July 6, 2000 (the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

         WHEREAS, the Company, Newco and the Surviving Corporation entered into the Agreement, pursuant to which Newco was merged with and into the Surviving Corporation and, upon the Merger, the outstanding shares of the Common Stock of the Surviving Corporation were converted into the right to receive shares of the Common Stock of the Company.

         WHEREAS, the Company, Newco and the Surviving Corporation desire to modify and amend certain sections of the Agreement, as more particularly described below.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. AMENDMENT TO THE AGREEMENT. The Company, Newco and the Surviving Corporation acknowledge and agree that the Agreement is hereby amended as follows:

                  1.1 OPTIONS.  Section 1.6(b) is deleted.

                  1.2 ESCROW. Section 1.10 of the Agreement is modified by deleting "156,250" and replacing it with "62,500" and deleting "eighteen (18) after the Closing Date" and replacing it with "the earlier of (i) twelve (12) months after the Closing Date or (ii) the date of the first audited financial statements containing combined operations for those items that would be expected to be encountered in the audit process."

                  1.3 INDEMNIFICATION. Section 11.3 of the Agreement is modified by adding, to the end of the last sentence of the section, the following: "or any liability arising out of or resulting from any disclosure listed in Disclosure Schedule 2.23 (Litigation)."

         2.       MISCELLANEOUS.

                  2.1 GOVERNING LAW. This First Amendment and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of California.

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                  2.2 RATIFICATION. The parties hereto hereby ratify and approve the Agreement, as amended hereby, and the parties hereto acknowledge that all of the terms and provisions of the Purchase Agreement as amended hereby, are and remain in full force and effect.

                  2.3 COUNTERPARTS. This First Amendment may be executed in facsimile counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the date first written above.

                                   IMAGEWARE SYSTEMS, INC.


                                   By:
                                      ---------------------------------------
                                            Name:    S. James Miller, Jr.
                                            Title:   Chairman and
                                                     Chief Executive Officer

                                   IMAGING TECHNOLOGY CORPORATION


                                   By:
                                      ---------------------------------------
                                            Name:    Charles Benz
                                            Title:   Chairman and
                                                     Chief Executive Officer

                                   ITC ACQUISITION CORPORATION


                                   By:
                                      ---------------------------------------
                                   Name:    S. James Miller, Jr.
                                            Title:   Chairman and
                                                     Chief Executive Officer









           [SIGNATURE PAGE TO FIRST AMENDMENT TO AGREEMENT AND PLAN OF
                                REORGANIZATION]

                                  SHAREHOLDERS:


                                           ISI International

                                           By:
                                              --------------------------------
                                           Its:
                                              --------------------------------



                                           -----------------------------------
                                           Ronald Wilfert, an individual


                                           -----------------------------------
                                           Steven Y. Handel, an individual


                                           -----------------------------------
                                           Larry Loughrey, an individual


                                           -----------------------------------
                                           Gary Zucker, an individual


                                           -----------------------------------
                                           Tom Gilligan, an individual


                                           -----------------------------------
                                           Steven M. Burnett, an individual


                                           -----------------------------------
                                           Alan J. Nickerson, an individual


                                           -----------------------------------
                                           Robert Costello, an individual


           [SIGNATURE PAGE TO FIRST AMENDMENT TO AGREEMENT AND PLAN OF
                                REORGANIZATION]